UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/05/2007

ManTech International Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-49604

DE	22-1852179
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

12015 Lee Jackson Highway, Fairfax, VA 22033
(Address of principal executive offices, including zip code)

703-218-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On March 5, 2007, Mr. George J. Pedersen, ManTech International Corporation's Chairman of the Board and Chief Executive Officer, entered into a written Rule 10b5-1 Plan to affect the orderly sale of approximately $6 million worth of shares currently held by Mr. Pedersen over the next four months (the "Plan"). Under the Plan, the stock will be sold by Mr. Pedersen's broker according to the pre-arranged, written terms of the Plan. The aggregate amount of shares to be sold under the plan represents just over 1% of Mr. Pedersen's total holdings.

The Plan was adopted in accordance with the guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934 and ManTech's policies and procedures regarding stock transactions. The transactions affected under the Plan will be disclosed publicly through Form 144 and Form 4 filings with the SEC.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: March 05, 2007	By:	/s/ Kevin M. Phillips
Kevin M. Phillips
Chief Financial Officer